Exhibit 99.1

NEW RESIDENTIAL ANNOUNCES SECOND QUARTER 2019 RESULTS

NEW YORK - (BUSINESS WIRE) – July 30, 2019 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the second quarter ended June 30, 2019:

SECOND QUARTER FINANCIAL HIGHLIGHTS:

•	GAAP Net Loss of $31.9 million, or ($0.08) per diluted share(1)
•	Core Earnings of $219.8 million, or $0.53 per diluted share(1)(2)
•	Common Dividend of $207.8 million, or $0.50 per share(1)
•	Book Value per share of $16.17(1)

	2Q 2019	1Q 2019
Summary Operating Results:
GAAP Net (Loss) Income per Diluted Share(1)	$(0.08)	$0.37
GAAP Net (Loss) Income	($31.9) million	$145.6 million

Non-GAAP Results:
Core Earnings per Diluted Share(1)(2)	$0.53	$0.53
Core Earnings(2)	$219.8 million	$204.3 million

NRZ Common Dividend:
Common Dividend per Share(1)	$0.50	$0.50
Common Dividend	$207.8 million	$207.7 million

“As rates moved lower throughout the second quarter, the balanced nature of our investment portfolio continued to demonstrate the value of our franchise.  Through a diversified hedging and investment strategy, we continue to protect the value of our assets across various interest rate scenarios,” said Michael Nierenberg, Chairman, Chief Executive Officer and President. “Given recent language from the Federal Reserve suggesting the potential for future rate cuts, we remain focused on protecting book value and executing on key business initiatives. In particular, our emphasis on developing our origination and recapture business is expected to help contribute to our overall performance as we navigate this environment. Finally, at the end of the quarter, we were able to take advantage of favorable technicals in the preferred market to opportunistically diversify our balance sheet by executing our first preferred equity offering, which priced at one of the tightest ever coupons for an inaugural mortgage REIT preferred offering.”

(1)
Per share calculations of GAAP Net (Loss) Income and Core Earnings are based on 415,665,460 weighted average diluted shares during the quarter ended June 30, 2019 and 388,601,075 weighted average diluted shares during the quarter ended March 31, 2019. Per share calculations of Common Dividend are based on 415,520,780 basic shares outstanding as of June 30, 2019 and 415,429,677 basic shares outstanding as of March 31, 2019. Per share calculations for Book Value are based on 415,520,780 basic shares outstanding as of June 30, 2019.

(2)
Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net (Loss) Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net (Loss) Income below.

Second Quarter 2019 Highlights:

⬥	Mortgage Servicing Rights (“MSRs”)
◾	Acquired MSRs totaling approximately $53 billion unpaid principal balance (“UPB”).

⬥	Non-Agency Securities and Call Rights
◾
New Residential controls call rights to approximately $106 billion of mortgage collateral, representing approximately 34% of the Non-Agency market.(3)(4) Approximately $42 billion of our call rights population is currently callable.(3)

◾	During the second quarter, we executed clean-up calls on 40 seasoned, Non-Agency residential mortgage-backed securities (“RMBS”) deals with an aggregate UPB of approximately $1.1 billion.
◾	Purchased $723 million face value of Non-Agency RMBS.
◾	Completed one securitization of loans through exercise of call rights with approximately $596 million of UPB.

⬥	Residential Loans
◾	Acquired $1.6 billion UPB of RPLs.
◾	Completed one non-qualifying mortgage (Non-QM) loan securitization for UPB of approximately $305 million.

⬥	Servicer Advances
◾	Servicer advance balances were essentially flat in Q2’19, at $3.3 billion.

⬥	Additional Highlights
◾	Raised $155 million in gross proceeds of preferred equity that settled subsequent to June 30, 2019.
◾	Announced strategic investment in Covius Holdings, a leading provider of technology-enabled services to the financial services industry.(5)
◾	Announced the execution of an asset purchase agreement with Ditech Holding Corp. and Ditech Financial LLC (collectively “Ditech”) relating to substantially all of the forward assets of Ditech.(6)

(3)
The UPB of the loans relating to our call rights may be materially lower than the estimates in this Press Release, and there can be no assurance that we will be able to execute on this pipeline of callable deals in the near term, or at all, or that callable deals will be economically favorable. The economic returns from this strategy could be adversely affected by a rise in interest rates and are contingent on the level of delinquencies and outstanding advances in each transaction, fair market value of the related collateral and other economic factors and market conditions. We may become subject to claims and legal proceedings, including purported class-actions, in the ordinary course of our business, challenging our right to exercise these call rights. Call rights are usually exercisable when current loan balances in a related portfolio are equal to, or lower than, 10% of their original balance.

(4)	All data as of June 30, 2019, unless otherwise stated.
(5)	Announced May 2019 and closed July 2019.
(6)
The potential transaction with Ditech is subject to several closing conditions including, among other things, (a) the entry of a confirmation order by the United States Bankruptcy Court for the Southern District of New York that is acceptable to New Residential, (b) receipt of approvals from certain governmental and quasi-governmental agencies, (c) resolution of various objections currently pending before the United States Bankruptcy Court for the Southern District of New York and (d) certain other customary closing conditions. The sale of certain assets contemplated as part of this potential transaction are also subject to receipt of third party consents. There can be no assurance that this potential transaction will be consummated in the near term, on the timeline presented in other statements made by New Residential, or at all.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Tuesday, July 30, 2019 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Second Quarter 2019 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, August 13, 2019 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “9966908.”

Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income	$416,047	$403,805	$854,914	$787,378
Interest expense	228,004	133,916	440,836	258,303
Net Interest Income	188,043	269,889	414,078	529,075

Impairment
Other-than-temporary impairment (OTTI) on securities	8,859	12,631	16,375	19,301

Valuation and loss provision (reversal) on loans and real estate owned (REO)	13,452	3,658	18,732	22,665
	22,311	16,289	35,107	41,966

Net interest income after impairment	165,732	253,600	378,971	487,109
Servicing revenue, net of change in fair value of $(334,599), $(12,807), $(391,509), and $61,859, respectively	(85,537)	146,193	80,316	363,429
Gain on sale of originated mortgage loans, net	49,504	-	93,488	-
Other Income
Change in fair value of investments in excess mortgage servicing rights	(8,455)	(5,276)	(3,828)	(50,967)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(3,276)	1,705	(664)	2,228
Change in fair value of investments in mortgage servicing rights financing receivables	(55,411)	(119,103)	(91,790)	151,973
Change in fair value of servicer advance investments	1,388	(1,752)	9,291	(81,228)
Change in fair value of investments in residential mortgage loans	95,025	-	109,588	-
Change in fair value of derivative instruments	(36,729)	1,240	(60,496)	3,686
Gain (loss) on settlement of investments, net	29,584	14,655	2,261	117,957
Earnings from investments in consumer loans, equity method investees	(2,654)	2,982	1,657	7,788
Other income (loss), net	6,095	8,737	18,768	16,275
	25,567	(96,812)	(15,213)	167,712

Operating Expenses
General and administrative expenses	118,906	20,575	217,846	40,582
Management fee to affiliate	19,623	15,453	37,583	30,563
Incentive compensation to affiliate	—	26,732	12,958	41,321
Loan servicing expense	9,372	11,035	18,975	22,549
Subservicing expense	53,962	45,958	94,888	92,555
	201,863	119,753	382,250	227,570

(Loss) Income Before Income Taxes	(46,597)	183,228	155,312	790,680
Income tax expense (benefit)	(21,577)	(2,608)	24,420	(9,520)
Net (Loss) Income	$(25,020)	$185,836	$130,892	$800,200
Noncontrolling Interests in Income of Consolidated Subsidiaries	$6,923	$11,078	$17,241	$21,189
Net (Loss) Income Attributable to Common Stockholders	$(31,943)	$174,758	$113,651	$779,011

Net (Loss) Income Per Share of Common Stock
Basic	$(0.08)	$0.52	$0.28	$2.34
Diluted	$(0.08)	$0.51	$0.28	$2.32

Weighted Average Number of Shares of Common Stock Outstanding
Basic	415,463,757	336,311,253	401,946,938	333,364,426
Diluted	415,665,460	339,538,503	402,239,438	336,476,481

Dividends Declared per Share of Common Stock	$0.50	$0.50	$1.00	$1.00

Consolidated Balance Sheets
($ in thousands)

	June 30, 2019	December 31, 2018
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$411,537	$447,860
Excess mortgage servicing rights, equity method investees, at fair value	133,468	147,964
Mortgage servicing rights, at fair value	2,976,008	2,884,100
Mortgage servicing rights financing receivables, at fair value	1,941,139	1,644,504
Servicer advance investments, at fair value	637,914	735,846
Real estate and other securities, available-for-sale	12,125,826	11,636,581
Residential mortgage loans, held-for-investment (includes $117,155 and $121,088 at fair value at June 30, 2019 and December 31, 2018, respectively)	641,389	735,329
Residential mortgage loans, held-for-sale	1,154,256	932,480
Residential mortgage loans, held-for-sale, at fair value	5,588,540	2,808,529
Real estate owned	91,038	113,410
Residential mortgage loans subject to repurchase	141,581	121,602
Consumer loans, held-for-investment	938,956	1,072,202
Consumer loans, equity method investees	25,486	38,294
Cash and cash equivalents	406,038	251,058
Restricted cash	159,151	164,020
Servicer advances receivable	3,047,201	3,277,796
Trades receivable	5,307,642	3,925,198
Deferred tax assets, net	39,333	65,832
Other assets	1,025,872	688,408
	$36,792,375	$31,691,013

Liabilities and Equity

Liabilities
Repurchase agreements	$21,480,245	$15,553,969
Notes and bonds payable (includes $113,880 and $117,048 at fair value at June 30, 2019 and December 31, 2018, respectively)	7,297,765	7,102,266
Trades payable	265,125	2,048,348
Residential mortgage loans repurchase liability	141,581	121,602
Due to affiliates	27,777	101,471
Dividends payable	207,760	184,552
Accrued expenses and other liabilities	571,292	490,510
	29,991,545	25,602,718

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 415,520,780 and 369,104,429 issued and outstanding at June 30, 2019 and December 31, 2018, respectively	4,156	3,692
Additional paid-in capital	5,498,226	4,746,242
Retained earnings	528,889	830,713
Accumulated other comprehensive income (loss)	686,694	417,023
Total New Residential stockholders’ equity	6,717,965	5,997,670
Noncontrolling interests in equity of consolidated subsidiaries	82,865	90,625
Total Equity	6,800,830	6,088,295
	$36,792,375	$31,691,013

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET (LOSS) INCOME

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under Accounting Standards Codification (“ASC”) No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the core earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Since the third quarter of 2018, as a result of its acquisition of Shellpoint Partners LLC (“Shellpoint”), the Company, through its wholly owned subsidiary, NewRez (formerly New Penn Financial), originated conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Servicing and Origination segment and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net (loss) income attributable to common stockholders	$(31,943)	$174,758	$113,651	$779,011
Impairment	22,311	16,289	35,107	41,966
Other Income adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	8,455	5,276	3,828	50,967
Change in fair value of investments in excess mortgage servicing rights, equity method investees	3,276	(1,705)	664	(2,228)
Change in fair value of investments in mortgage servicing rights financing receivables	15,210	62,263	8,713	(257,516)
Change in fair value of servicer advance investments	(1,388)	1,752	(9,291)	81,228
Change in fair value of investments in residential mortgage loans	(95,025)	—	(109,588)	—
(Gain) loss on settlement of investments, net	(29,584)	(14,655)	(2,261)	(117,957)
Unrealized (gain) loss on derivative instruments	36,729	(1,240)	60,496	(3,686)
Unrealized (gain) loss on other ABS	(7,385)	(5,117)	(14,064)	(4,804)
(Gain) loss on transfer of loans to REO	(1,600)	(6,320)	(6,584)	(10,490)
(Gain) loss on transfer of loans to other assets	(244)	175	277	120
(Gain) loss on Excess MSR recapture agreements	(935)	(1,365)	(1,242)	(4,270)
(Gain) loss on Ocwen common stock	(1,451)	972	(4,237)	(4,800)
Other (income) loss	5,520	2,918	7,082	7,969
Total Other Income Adjustments	(68,422)	42,954	(66,207)	(265,467)

Other Income and Impairment attributable to non-controlling interests	(5,626)	(5,869)	(8,058)	(12,455)
Change in fair value of investments in mortgage servicing rights	229,278	(52,632)	213,513	(182,425)
Non-capitalized transaction-related expenses	9,284	6,373	16,150	13,510
(Gain) loss on securitization of originated mortgage loans	24,944	—	40,788	—
Incentive compensation to affiliate	—	26,732	12,958	41,321
(Gain) loss on settlement of mortgage loan origination derivative instruments	29,741	—	29,741	—
Deferred taxes	(21,599)	(1,759)	24,732	(10,815)
Interest income on residential mortgage loans, held-for sale	23,888	2,562	26,189	6,868
Limit on RMBS discount accretion related to called deals	—	(5,920)	(19,556)	(10,194)
Adjust consumer loans to level yield	7,815	(9,213)	2,962	(15,155)
Core earnings of equity method investees:
Excess mortgage servicing rights	87	3,432	2,115	6,046
Core Earnings	$219,758	$197,707	$424,085	$392,211

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to our strategy, growth opportunities, ability to protect book value and execute on key business initiatives, the ability to close the Ditech transaction and call rights population. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL
New Residential is a leading provider of capital and services to the mortgage and financial services industry. With over $36 billion in assets as of June 30, 2019, New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments. New Residential’s investment portfolio includes mortgage servicing related assets, non-agency securities (and associated call rights), residential loans and other related opportunistic investments. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering almost $3 billion in dividends to shareholders. Following the acquisition of Shellpoint in 2018, New Residential also benefits from Shellpoint’s origination and third-party servicing platform, as well as a suite of ancillary businesses including title insurance, appraisal management, real estate owned management and other real estate services. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
Kaitlyn Mauritz
212-479-3150
IR@NewResi.com